KPMG Peat Marwick LLP
                  1600 PNC Center
                  201 East Fifth Street
                  Cincinnati, Ohio 45202


                  Dayton, Ohio



                          Independent Auditors' Consent









The Shareholders and Trustees
         of the Capitol Square Funds:



We consent to the inclusion of our report included herein and to the references to our firm under the heading "Auditors" in the Statement of Additional Information.



                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP


Cincinnati, Ohio
April 8, 1997










Member Firm of
Klynveld Peat Marwick Goerdeler